UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 10, 2023
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36160	45-2433192
Delaware	333-256637-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices, and Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Brixmor Property Group Inc. Yes ☐ No ☑              Brixmor Operating Partnership LP Yes ☐ No ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐                     Brixmor Operating Partnership LP ☐

Item 8.01    Other Events.

On April 10, 2023, Brixmor Operating Partnership LP (the “Operating Partnership”), an indirect subsidiary of Brixmor Property Group Inc., announced that it has commenced a tender offer to purchase for cash up to $150,000,000 aggregate principal amount of the Operating Partnership’s 3.650% Senior Notes due 2024. The tender offer is being conducted on the terms and conditions set forth in the offer to purchase dated April 10, 2023. A copy of the press release announcing the tender offer is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are attached to this Current Report on Form 8-K

99.1	Press release issued April 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 10, 2023	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary LLC, its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary